QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(s)

POWER OF ATTORNEY

        We, the undersigned trustees of the Clough Global Opportunities Fund, a Delaware statutory trust (the "Fund"), do hereby severally constitute and appoint Erin E. Douglas, with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any registration statements on Form N-2 filed by the Fund in connection with the initial public offering of its common shares, including any and all pre-effective and post-effective amendments to such registration statements and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDMUND J. BURKE Edmund J. Burke	Initial Trustee President	March 15, 2006
/s/ JEREMY O. MAY Jeremy O. May	Principal Financial and Accounting Officer	March 15, 2006
/s/ W. ROBERT ALEXANDER W. Robert Alexander	Trustee and Chairman	March 15, 2006
/s/ JAMES E. CANTY James E. Canty	Trustee	March 15, 2006
/s/ ANDREW C. BOYNTON Andrew C. Boynton	Trustee	March 15, 2006
/s/ ROBERT BUTLER Robert Butler	Trustee	March 15, 2006
/s/ ADAM D. CRESCENZI Adam D. Crescenzi	Trustee	March 15, 2006
/s/ JOHN F. MEE John F. Mee	Trustee	March 15, 2006
/s/ RICHARD C. RANTZOW Richard C. Rantzow	Trustee	March 15, 2006
/s/ JERRY G. RUTLEDGE Jerry G. Rutledge	Trustee	March 15, 2006

QuickLinks

POWER OF ATTORNEY